EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dycom Industries, Inc. on Form S-8 of our report dated August 24, 2001, appearing in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 28, 2001.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

West Palm Beach, Florida
February 28, 2002